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EXHIBIT 10.69

                                                               EXECUTION VERSION

--------------------------------------------------------------------------------

                             INTERCREDITOR AGREEMENT

                          dated as of August 24, 2007,

                                      among

                         PACIFIC ENERGY RESOURCES LTD.,
                           as the First Lien Borrower,

                      PACIFIC ENERGY ALASKA OPERATING LLC,
                          as the Second Lien Borrower,

                      PACIFIC ENERGY ALASKA HOLDINGS, LLC,

                               J. ARON & COMPANY,
                       as the First Lien Collateral Agent

                                       and

                           SILVER POINT FINANCE, LLC,
                       as the Second Lien Collateral Agent

This is the Intercreditor Agreement referred to in (a) the First Lien Credit and Guaranty Agreement dated as of November 30, 2006 among Pacific Energy Resources Ltd., the lenders from time to time party thereto and J. Aron & Company, as Agent, (b) the First Lien Security and Pledge Agreement dated as of November 30, 2006 among Pacific Energy Resources Ltd., the other Loan Parties from time to time party thereto and J. Aron & Company, as Agent, (c) the Second Lien Credit Agreement dated as of the date hereof among Pacific Energy Alaska Operating LLC, Pacific Energy Holdings, LLC, the lenders from time to time party thereto and Silver Point, as Agent, (d) the Second Lien Security and Pledge Agreement dated as of the date hereof among Pacific Energy Resources Ltd., the other Loan Parties from time to time party thereto and Silver Point, as Agent, (e) the Second Lien Guaranty, dated as of the date hereof, among Pacific Energy Resources Ltd., the other Guarantors party thereto, and Silver Point, as Administrative Agent, and (f) the other Security Documents referred to in the Credit Agreements referred to herein.


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                                TABLE OF CONTENTS
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                                    ARTICLE I

                                   Definitions

SECTION 1.01.      Certain Defined Terms .........................................     2
SECTION 1.02.      Other Defined Terms ...........................................     2
SECTION 1.03.      Terms Generally ...............................................     7


                                   ARTICLE II

                                 Lien Priorities

SECTION 2.01.      Relative Priorities ...........................................     8
SECTION 2.02.      Prohibition on Contesting Liens ...............................     9
SECTION 2.03.      No New Liens or Alteration of Priority ........................     9
SECTION 2.04.      Similar Liens and Agreements ..................................     9

                                   ARTICLE III

              Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01.      Exercise of Rights and Remedies ...............................    10
SECTION 3.02.      Second Lien Secured Parties' Purchase Option ..................    12
SECTION 3.03.      No Interference ...............................................    14
SECTION 3.04.      Rights as Unsecured Creditors .................................    16
SECTION 3.05.      Automatic Release of Second Priority Liens ....................    16
SECTION 3.06.      Insurance and Condemnation Awards .............................    17

                                   ARTICLE IV

                                    Payments

SECTION 4.01.      Application of Proceeds .......................................    17
SECTION 4.02.      Payment Over ..................................................    18
SECTION 4.03.      Certain Agreements with Respect to Unenforceable Liens ........    18
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                                    ARTICLE V

             Bailment for Perfection of Certain Security Interests

                                   ARTICLE VI

                      Insolvency or Liquidation Proceedings

SECTION 6.01.      Finance and Sale Matters ......................................    20
SECTION 6.02.      Relief from the Automatic Stay ................................    22
SECTION 6.03.      Reorganization Securities .....................................    22
SECTION 6.04.      Post-Petition Interest ........................................    22
SECTION 6.05.      Certain Waivers by the Second Lien Secured Parties ............    22
SECTION 6.06.      Certain Voting Matters ........................................    23

                                   ARTICLE VII

                                Other Agreements

SECTION 7.01.      Matters Relating to Loan Documents ............................    23
SECTION 7.02.      Effect of Refinancing of Indebtedness under First
                   Lien Loan Documents ...........................................    25
SECTION 7.03.      No Waiver by First Lien Secured Parties .......................    25
SECTION 7.04.      Reinstatement .................................................    25
SECTION 7.05.      Further Assurances ............................................    26

                                  ARTICLE VIII

                         Representations and Warranties

SECTION 8.01.      Representations and Warranties of Each Party ..................    26
SECTION 8.02.      Representations and Warranties of Each Collateral Agent .......    26


                                   ARTICLE IX

                 No Reliance; No Liability; Obligations Absolute

SECTION 9.01.      No Reliance; Information ......................................    26
SECTION 9.02.      No Warranties or Liability ....................................    27
SECTION 9.03.      Obligations Absolute ..........................................    28

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.     Notices .......................................................    28
SECTION 10.02.     Conflicts .....................................................    29
SECTION 10.03.     Effectiveness; Survival .......................................    29
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
SECTION 10.04.     Severability...................................................    30
SECTION 10.05.     Amendments; Waivers............................................    30
SECTION 10.06.     Subrogation....................................................    30
SECTION 10.07.     Applicable Law; Jurisdiction; Consent to Service of Process....    30
SECTION 10.08.     Waiver of Jury Trial...........................................    31
SECTION 10.09.     Parties in Interest............................................    31
SECTION 10.10.     Specific Performance...........................................    32
SECTION 10.1l.     Headings.......................................................    32
SECTION 10.12.     Counterparts...................................................    32
SECTION 10.13.     Provisions Solely to Define Relative Rights....................    32
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     INTERCREDITOR AGREEMENT dated as of August 24, 2007 (the "Agreement"), among PACIFIC ENERGY RESOURCES LTD. (the "First Lien Borrower"), PACIFIC ENERGY
ALASKA OPERATING LLC, a limited liability company organized under the laws of the State of Delaware (the "Second Lien Borrower"), PACIFIC ENERGY ALASKA
HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware ("Alaska Holdings"), J. ARON & COMPANY ("J. Aron"), as the First
Lien Collateral Agent, and SILVER POINT FINANCE, LLC ("Silver Point"), as the
Second Lien Collateral Agent.

                              PRELIMINARY STATEMENT

          Reference is made to (a) the First Lien Credit and Guaranty Agreement dated as of November 30, 2006 (the "First Lien Credit Agreement"), among the First Lien Borrower, certain subsidiaries of the First Lien Borrower, the lenders from time to time party thereto (the "First Lien Lenders") and J. Aron, as administrative agent for the First Lien Lenders, (b) the Second Lien Credit Agreement dated as of August 24, 2007 (the "Second Lien Credit Agreement" and, together with the First Lien Credit Agreement, the "Credit Agreements"), among the Second Lien Borrower, Alaska Holdings, the lenders from time to time party thereto (the "Second Lien Lenders") and Silver Point, as administrative agent for the Second Lien Lenders, (c) the First Lien Pledge and Security Agreement dated as of November 30, 2007 (the "First Lien Collateral Agreement"), among the First Lien Borrower, the other Loan Parties from time to time party thereto and
J. Aron, as the First Lien Collateral Agent, (d) the Second Lien Pledge and Security Agreement dated as of August 24, 2007 (the "Second Lien Collateral Agreement"), among the First Lien Borrower, the other Loan Parties from time to time party thereto and Silver Point, as the Second Lien Collateral Agent, (e) the Second Lien Guaranty (the "Second Lien Guaranty") among the First Lien Borrower, the other Guarantors (as defined therein) party thereto, and Silver Point and (f) the other Security Documents referred to in the Credit Agreements.

                                    RECITALS

          A. The First Lien Lenders have agreed to make loans to the First Lien Borrower pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given to it in Article I) shall be secured by first priority Liens on, and security interests in, the Collateral.

          B. The Second Lien Lenders have agreed to make loans to the Second Lien Borrower pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Collateral.

          C. The Credit Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their rights, obligations and remedies with respect to the Collateral.

          Accordingly, the parties hereto agree as follows:


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                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Certain Defined Terms. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement, the First Lien Collateral Agreement or the Second Lien Collateral Agreement, as applicable.

          SECTION 1.02. Other Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:

          "Agreement" shall have the meaning assigned to such term in the introductory paragraph.

          "Alaska Holdings" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now and hereinafter in effect, or any successor statute.

          "Bankruptcy Law" shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

          "Collateral" shall mean, collectively, the First Lien Collateral and the Second Lien Guaranty Collateral.

          "Comparable Second Lien Security Document" shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Security Document that creates a Lien on the same Collateral, granted by the same Grantor.

          "Credit Agreements" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

          "DIP Financing" shall have the meaning assigned to such term in
Section 6.01.

          "DIP Financing Liens" shall have the meaning assigned to such term in
Section 6.01.

          "Discharge of First Lien Obligations" shall mean (unless otherwise required by law or court order), subject to Sections 7.02 and 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full of all other monetary First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination or expiration of all commitments to lend under the First Lien Credit Agreement and (d) termination or cash collateralization (in an amount and manner reasonably


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satisfactory to the First Lien Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations.

          "Disposition" shall mean any sale, lease, exchange, transfer or other disposition. "Dispose" shall have a correlative meaning.

          "Enforcement Action" shall mean upon the occurrence and during the continuation of any Event of Default and in connection with the exercise of remedies (i) any action by any First Lien Secured Party or Second Lien Secured Party to foreclose on the Lien of such Person in any Collateral, (ii) any action by any First Lien Secured Party or Second Lien Secured Party to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including a sale or other disposition after the occurrence of an Event of Default of any Collateral by the Borrower with the consent of, or at the direction of, a First Lien Secured Party or Second Lien Secured Party, (iii) the acceleration of any Obligations, (iv) the taking of any other actions by a First Lien Secured Party or Second Lien Secured Party to collect or enforce all or any part of the Obligations payable to such First Lien Secured Party or Second Lien Secured Party or any claims in respect thereof (x) against the First Lien Borrower or (y) any of its property or assets, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any property or assets of First Lien Borrower or the sale or other disposition of any interest in such property or assets and/or (v) the commencement by any First Lien Secured Party or Second Lien Secured Party of any legal proceedings or actions against or with respect to (x) the First Lien Borrower or (y) any of its property or assets or any Collateral to facilitate the actions described in clauses (i), (ii) and (iii) above, including any Insolvency or Liquidation Proceeding and action to have the automatic stay lifted in any Insolvency or Liquidation Proceeding of the First Lien Borrower; provided that the filing of any notice of or voting any claim in any Insolvency or Liquidation Proceeding involving a First Lien Borrower shall not be deemed to be an Enforcement Action.

          "Event of Default" means each "Event of Default" or similar term, as such term is defined in any First Lien Loan Document or any Second Lien Loan Document.

          "Excess First Lien Loan Amount" means, collectively, as of any date of determination, (a) the aggregate principal amount of any extensions of credit made by the First Lien Secured Parties to the First Lien Borrower pursuant to the First Lien Loan Documents (other than Hedging Contracts (as defined in the First Lien Credit Agreement) that constitute First Lien Obligations) that at the time of such extensions of credit exceed the Maximum First Lien Principal Amount, and (b) any interest, fees, indemnities, costs or expenses payable on account of such excess principal amount under the First Lien Loan Documents or in respect thereof.

          "First Lien Agent" shall mean J. Aron, as administrative agent for the First Lien Secured Parties.

          "First Lien Borrower" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.


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          "First Lien Collateral shall mean all "Collateral", as defined in the
First Lien Security Documents, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any First Lien Obligations.

          "First Lien Collateral Agent" shall mean J. Aron, as collateral agent for the First Lien Secured Parties.

          "First Lien Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

          "First Lien Default Notice" means with respect to any Event of Default under the First Lien Loan Documents, a written notice from the First Lien Agent to the Second Lien Agent describing such Event of Default in reasonable detail.

          "First Lien Lenders" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

          "First Lien Loan Documents" shall mean the "Transaction Documents," as defined in the First Lien Credit Agreement

          "First Lien Loans" shall mean "Loans", as defined in the First Lien Credit Agreement.

          "First Lien Mortgages" shall mean the "Mortgages", as defined in the First Lien Credit Agreement.

          "First Lien Obligations" shall mean the "Obligations", as defined in the First Lien Credit Agreement.

          "First Lien Required Lenders" shall mean the "Required Lenders", as defined in the First Lien Credit Agreement.

          "First Lien Secured Parties" shall mean the "Secured Party" and "Lender Parties", as defined in the First Lien Collateral Agreement.

          "First Lien Security Documents" shall mean the "Security Documents", as defined in the First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

          "First Priority Liens" shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

          "Grantors" shall mean the First Lien Borrower and each direct or indirect subsidiary of the First Lien Borrower, other than Alaska Holdings or the Second Lien Borrower and any of their respective direct or indirect subsidiaries, that shall have created or purported to


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create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations.

          "Guarantors" shall mean the First Lien Borrower (with respect to the Second Lien Obligations only) and each direct or indirect subsidiary of the First Lien Borrower that has Guaranteed, or that may from time to time hereafter Guarantee, the First Lien Obligations or the Second Lien Obligations.

          "Indebtedness" shall mean and includes all obligations that constitute "Indebtedness", as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

          "Insolvency or Liquidation Proceeding" shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor,
(c) any voluntary or involuntary winding-up or liquidation of any Grantor or (d) a general assignment for the benefit of creditors by any Grantor.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

          "Loan Party" shall mean "Loan Party", as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement.

          "Maximum First Lien Principal Amount" means as of any date of determination, such amount, not to exceed $110,000,000 as may be borrowed under the First Lien Loan Documents.

          "New First Lien Collateral Agent" shall have the meaning assigned to such term in Section 7.02.

          "New First Lien Loan Documents" shall have the meaning assigned to such term in Section 7.02.

          "New First Lien Obligations" shall have the meaning assigned to such term in Section 7.02.

          "Obligations" shall mean the First Lien Obligations and the Second Lien Obligations.


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          "Pledged or Controlled Collateral" shall have the meaning assigned to such term in Article V.

          "Refinance" shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Notice" shall have the meaning assigned to such term in
Section 7.02.

          "Release" shall have the meaning assigned to such term in Section
3.05.

          "Second Lien Agent" shall mean Silver Point, as administrative agent for the Second Lien Secured Parties.

          "Second Lien Borrower" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Second Lien Collateral Agent" shall mean Silver Point, as collateral agent for the Second Lien Secured Parties.

          "Second Lien Collateral Agreement" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

          "Second Lien Credit Agreement" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

          "Second Lien Default Notice" means with respect to any Event of Default under the Second Lien Loan Documents, a written notice from the Second Lien Agent to the First Lien Agent describing such Event of Default in reasonable detail.

          "Second Lien Guaranty" shall have the meaning assigned to such term in the preliminary statement to this Agreement.

          "Second Lien Guaranty Collateral" shall mean all "Collateral", as defined in the Second Lien Security Documents and any other assets of any Grantor now or at any time hereafter subject to Liens securing the Guarantee Obligations (as defined in the Second Lien Guaranty) of any Grantor with respect to the Second Lien Obligations.

          "Second Lien Lenders" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

          "Second Lien Loans" shall mean "Loans", as defined in the Second Lien Credit Agreement.

          "Second Lien Loan Documents" shall mean the "Loan Documents", as defined in the Second Lien Credit Agreement.


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          "Second Lien Mortgages" shall mean the "Mortgages", as defined in the
Second Lien Credit Agreement.

          "Second Lien Obligations" shall mean the "Loan Document Obligations", as defined in the Second Lien Credit Agreement.

          "Second Lien Permitted Actions" shall have the meaning assigned to such term in Section 3.01 (a).

          "Second Lien Required Lenders" shall mean the "Required Lenders", as defined in the Second Lien Credit Agreement.

          "Second Lien Secured Parties" shall mean the "Secured Party" and the "Lender Parties", as defined in the Second Lien Collateral Agreement.

          "Second Lien Security Documents" shall mean the "Security Documents", as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted by the First Lien Borrower or any of its direct or indirect subsidiaries, other than Alaska Holdings, the Second Lien Borrower or their respective direct or indirect subsidiaries, to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

          "Second Priority Guaranty Liens" shall mean all Liens on the Second Lien Collateral to secure the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

          "Security Documents" shall mean the First Lien Security Documents and the Second Lien Security Documents.

          "Standstill Period" shall have the meaning assigned to such term in
Section 3.03(a).

          "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Uniform Commercial Code" or "UCC shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may


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require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder, (c) any reference herein to any person shall be construed to include such person's successors and assigns and (d) the words "herein", "hereof and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

                                   ARTICLE II

                                 Lien Priorities

          SECTION 2.01. Relative Priorities.

               (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Guaranty Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Guaranty Liens and (ii) any Second Priority Guaranty Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens. The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Guaranty Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the First Lien Borrower, any other Grantor or any other person.

               (b) Notwithstanding the foregoing clause (a) or anything else in this Agreement to the contrary, to the extent that the First Lien Secured Parties make any extensions of credit to the First Lien Borrower pursuant to the First Lien Loan Documents that at the time of such extensions of credit constitute any Excess First Lien Loan Amount, then the amount of such Excess First Lien Loan Amount shall not be considered First Lien Obligations for the purposes


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of the Lien priorities set forth in clause (a) above. To the extent provided under the applicable Documents, all such extensions of credit shall continue to be secured by the Collateral; provided, that the Liens upon any of the Collateral securing the Excess First Lien Loan Amount shall be junior and subordinate to the Liens securing the Second Lien Obligations.

          SECTION 2.02. Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, (a) contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be or (b) subject to the provisions of Section 6.04 hereof, assert that in any Insolvency or Liquidation Proceeding that the First Lien Secured Parties or the Second Lien Secured Parties are not fully secured or that the First Lien Secured Parties or the Second Lien Secured Parties are not entitled to the payment of any post-petition interests, costs or expenses; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

          SECTION 2.03. No New Liens or Alteration of Priority. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset of the First Lien Borrower to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4.02.

          SECTION 2.04. Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree:

               (a) to cooperate in good faith (and to direct their counsel to cooperate in good faith) in order to determine, upon any reasonable request by the First Lien Collateral Agent or the Second Lien Collateral Agent, the specific assets included in the First Lien Collateral and the Second Lien Guaranty Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Guaranty Liens thereon and the identity of the parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

               (b) that the documents, agreements and instruments creating or evidencing the Second Lien Guaranty Collateral and the Second Priority Guaranty Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the secured parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

                                   ARTICLE III

             Enforcement of Rights; Matters Relating to Collateral

          SECTION 3.01. Exercise of Rights and Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to all Enforcement Actions, in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing,
(i) in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations, (ii) the Second Lien Collateral Agent may take any action to create, perfect, preserve or protect the validity and enforceability of the Second Priority Guaranty Liens; provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Guaranty Liens provided in Section 3.05, (iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement, (iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.04, (v) vote on any plan of reorganization, make other filings, and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Second Priority Guaranty Liens, (vi) bid for or purchase Collateral at any private or judicial foreclosure sale or sale upon such Collateral, in each instance, initiated by the First Lien Secured Parties, (vii) hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and (viii) subject to Section 3.03(a), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the "Second Lien Permitted Actions"). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive proceeds of the Collateral, if any, after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

               (b) In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and in accordance with the First Lien Loan Documents and applicable law. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Collateral Agent agrees to provide at least five days' prior written notice to the Second Lien Collateral Agent of its intention to foreclose upon or Dispose of any Collateral.

               (c) Notices of Default. Each First Lien Secured Party or Second Lien Secured Party shall give to the other First Lien Secured Party or Second Lien Secured Party (or the agent therefor) concurrently with the giving thereof to the First Lien Borrower or the Second Lien Borrower (i) a copy of any written notice by such First Lien Secured Party or Second Lien Secured Party of an Event of Default under the First Lien Loan Documents or Second Lien Loan Documents or a written notice of demand for payment from the First Lien Borrower or the Second Lien Borrower, and (ii) a copy of any written notice sent by such First Lien Secured Party or Second Lien Secured Party to the First Lien Borrower or the Second Lien Borrower stating such First Lien Secured Party's or Second Lien Secured Party's intention to exercise any rights or remedies with respect to the First Lien Collateral or the Second Lien Guaranty Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that except for notices required to be provided by a First Lien Secured Party or Second Lien Secured Party to another First Lien Secured Party or Second Lien Secured Party under any other section of this Agreement the failure of any First Lien Secured Party or Second Lien Secured Party to give such required notice shall not result in any liability to such First Lien Secured Party or Second Lien Secured Party or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the First Lien Secured Party or Second Lien Secured Party as provided herein, and shall not affect the validity or effectiveness of any such notice as against the First Lien Borrower or the Second Lien Borrower. Each of First Lien Collateral Agent and Second Lien Collateral Agent will provide such information as it may have to the other as the other may from time to time reasonably request concerning the status of the exercise of any Enforcement Action and First Lien Collateral Agent and Second Lien Collateral Agent shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral (except to the extent the notifying party reasonably believes that a conflict of interest may result or a confidentiality provision may be violated), provided, that, the failure of any party to do any of the foregoing shall not affect the relative priorities of First Lien Collateral Agent's or Second Lien Collateral Agent's respective Liens as provided herein or the validity or effectiveness of any notices or demands as against either the First Lien Borrower or the Second Lien Borrower, as applicable. Each of the First Lien Borrower and the Second Lien Borrower hereby consents and agrees to each First Lien Secured Party or Second Lien Secured Party providing any such information to the other First Lien Secured Parties or Second Lien Secured Parties and to such actions by the First Lien Secured Parties or Second Lien Secured Parties and waive any rights or claims against any First Lien Secured Parties or Second Lien Secured Parties arising as a result of such information or actions.

               (d) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.

          SECTION 3.02. Second Lien Secured Parties' Purchase Option.

               (a) Purchase Notice. Upon the occurrence of any of the following, the First Lien Collateral Agent shall provide notice to the Second Lien Collateral Agent (the "Agent's Notice") that (i) First Lien Collateral Agent or any First Lien Lender has been contacted by the First Lien Borrower regarding
(a) the insolvency of the First Lien Borrower including, but not limited to a bankruptcy filing, (b) the restructuring of the First Lien Borrower's debt obligations, (c) providing additional financing to the First Lien Borrower including, but not limited to, debtor-in-possession financing or (ii) First Lien Collateral Agent takes or intends to take any Enforcement Action, (iii) an Insolvency or Liquidation Proceeding with respect to the First Lien Borrower has been commenced (each of (i) through (iii) above, a "Purchase Trigger"), the Second Lien Secured Parties (along with other potential lenders) shall have the option to purchase from the First Lien Secured Parties all of the First Lien Obligations owing to the First Lien Secured Parties by the Second Lien Collateral Agent giving a written notice (the "Purchase Notice") to the First Lien Collateral Agent no later than fifteen (15) Business Days after receipt by the Second Lien Collateral Agent of the Agent's Notice. The Purchase Notice from the Second Lien Collateral Agent to the First Lien Collateral Agent shall be irrevocable.

               (b) Purchase Option Closing. On the date specified by the Second Lien Agent in the Purchase Notice (which shall not be less than two (2) Business Days nor more than fifteen (15) days, after the receipt by the First Lien Agent of the Purchase Notice) (the "Purchase Date"), the First Lien Secured Parties shall sell to the applicable Second Lien Secured Parties and any additional lenders (designated by the Second Lien Agent), and the applicable Second Lien Secured Parties and any additional lenders designated by the Second Lien Agent shall purchase from the First Lien Secured Parties, the First Lien Obligations owing to the First Lien Secured Parties, and (subject to the last sentence of Section 3.02(e)) during such period, the First Lien Secured Parties shall not take any Enforcement Action without the consent of the Second Lien Agent (other than acceleration of any or all of the First Lien Obligations and exercise of control over First Lien Borrower's depository accounts).

               (c) Purchase Price. Such purchase and sale shall be made on the Purchase Date by execution and delivery by the applicable First Lien Secured Parties and/or Second Lien Secured Parties of an Assignment Agreement in the form attached to the First Lien Credit Agreement. Upon the Purchase Date, the applicable Second Lien Secured Parties and any additional lenders approved by the Second Lien Agent shall (i) pay to the First Lien Agent for the benefit of the First Lien Secured Parties as the purchase price therefor the sum of (a) the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses and, with respect to Hedging Contracts that constitute First Lien Obligations, 100% of the aggregate amount of such First Lien Obligations (calculated in accordance with the terms of such Hedging Contracts and giving effect to any netting arrangements) that the applicable Loan party would be required to pay if such Hedging Contracts were terminated at such time) plus (b) any early termination fee, prepayment fee or other similar fee payable pursuant to the First Lien Credit Agreement (calculated as if such assigned First Lien Obligations were repaid in full by the Borrowers at such time, it being understood that no processing fee will be changed in connection with such assignment) and (ii) provide for letters of credit to back up all outstanding letters of credit issued under the First Lien Loan Documents and then outstanding in an amount equal to 101% of the undrawn amount of such then outstanding letters of credit or provide cash collateral to secure the reimbursement obligations with respect to such letters of credit in such amount. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of the First Lien Agent as the First Lien Agent may designate in writing to the applicable Second Lien Secured Parties for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Secured Parties to the bank account designated by the First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the applicable Second Lien Secured Parties and any additional lenders approved by the Second Lien Agent to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.

               (d) Nature of Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by the First Lien Secured Parties as to the First Lien Obligations or otherwise and without recourse to the First Lien Secured Parties, except for several (not joint) representations and warranties as to the following: (i) the amount of the First Lien Obligations being purchased (including as to the principal of and accrued and unpaid interest on such First Lien Obligations, fees and expenses thereof), (ii) that the First Lien Secured Parties own the First Lien Obligations free and clear of any Liens (other than Permitted Liens (as defined in the First Lien Credit Agreement)), and (iii) each First Lien Lender has the full right and power to assign its First Lien Obligations and such assignment has been duly authorized by all necessary corporate action by such First Lien Lender.

               (e) Notice of Proposed Action. The First Lien Agent agrees that it will use its reasonable efforts to give the Second Lien Secured Parties notice of a Purchase Trigger prior to taking any action contemplated by a Purchase Trigger. As soon as practicable after receipt of the Agent's Notice, but in no event more than ten (10) Business Days after Second Lien Agent's receipt of the Agent's Notice, the Second Lien Agent (if one or more of the Second Lien Secured Parties elect to purchase the First Lien Obligations) shall send to the First Lien Agent the Purchase Notice. The First Lien Secured Parties shall not take any Purchase Trigger actions without the consent of the Second Lien Secured Parties electing to purchase the First Lien Obligations, as long as the purchase and sale of the First Lien Obligations provided for in this Section
3.02 shall have closed within fifteen (15) Business Days of Second Lien Agent's receipt of the Agent's Notice and the First Lien Secured Parties shall have received payment in full of the First Lien Obligations as provided for in
Section 3.02(c) within such fifteen (15) Business Day period. The First Lien Agent shall not be required to provide Agent's Notice if in the good faith determination of the First Lien Agent (i) a fraud has been committed by First Lien Borrower in connection with its obligations under the First Lien Loan Documents, including any withholding of collections of accounts receivable or other proceeds of Collateral in violation of the terms of the First Lien Loan Documents or (ii) delay in taking any such Purchase Trigger Actions would have a reasonable likelihood as determined by First Lien Agent of (A) causing a material diminution in the value of the Collateral, or (B) endangering the First Lien Secured Parties' ability to realize upon the Collateral, provided that in no event shall First Lien Agent or any First Lien Lender enter into or commit to enter into any new financing (including debtor-in-possession financing) without having previously sent the Agent's Notice.

          SECTION 3.03. No Interference. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:

               (a) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (i) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee's letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or (ii) commence or join with any person (other than the First Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action) regarding any Collateral; provided, however, that the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 120 days has elapsed since the date on which the Second Lien Collateral Agent has delivered to the First Lien Collateral Agent written notice of an Event of Default (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement (the "Standstill Period") (with respect to any Enforcement Action after the expiration of the Standstill Period, the First Lien Collateral Agent shall deliver any notices (including, without limitation, notices to appropriate parties, that the First Lien Collateral Agent has ceased to be the "Controlling Party" and notices of termination pursuant to control agreements) and take any other actions reasonably requested by the Second Lien Collateral Agent to terminate First Lien Agent's "control" status with respect to Collateral and the First Lien Agent, for itself and on behalf of each First Lien Secured Party, hereby appoints the Second Lien Agent, and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each First Lien Secured Party for the limited purpose of carrying out any Enforcement Action after the Standstill Period, which appointment is irrevocable and coupled with an interest); provided further, however, that (i) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently and in good faith pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Collateral Agent by the First Lien

Collateral Agent) and (ii) after the expiration of the Standstill Period, so long as neither the First Lien Collateral Agent nor the other First Lien Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Collateral Agent on their behalf) have commenced any actions to enforce their Lien with respect to any material portion of the Collateral to the extent permitted hereunder and are diligently and in good faith pursuing such actions, neither the First Lien Secured Parties nor the First Lien Collateral Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with;

               (b) subject to the rights of the Second Lien Secured Parties under clause (a) above, will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Collateral Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

               (c) subject to the rights of the Second Lien Secured Parties under clause (a) above, will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

               (d) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

               (e) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

               (f) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

               (g) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien


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

Obligation or any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

          SECTION 3.04. Rights as Unsecured Creditors. Notwithstanding anything in this Agreement to the contrary, the Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Second Lien Borrower and any Guarantor as unsecured creditors. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor) in contravention of this Agreement.

          SECTION 3.05. Automatic Release of Second Priority Guaranty Liens. (a) If, in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a "Release"), other than any such Release granted in connection with the Discharge of First Lien Obligations, then, subject to paragraph (b) below, the Second Priority Guaranty Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Collateral Agent, the applicable Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent or the applicable Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Second Priority Guaranty Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement.

               (b) If at any time the aggregate principal amount of First Lien Loans is less than 15% of the sum of such amount and the aggregate principal amount of Second Lien Loans, then any Release (other than a Release in connection with a Disposition of Collateral in connection with the enforcement or exercise of any rights or remedies with respect to the collateral permitted hereunder or a Disposition of Collateral permitted by both the First Lien Loan Documents and the Second Lien Loan Documents, shall require the consent of the holders of First Lien Obligations and Second Lien Obligations representing in the aggregate more than 50% (or such greater percentage as required by the First Lien Loan Documents or the Second Lien Loan Documents) of the sum of (A) the aggregate principal amount of First Lien Loans at such time plus (B) the aggregate principal amount of Second Lien Loans at such time.

               (c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest; provided that the First Lien Collateral Agent shall only exercise such rights upon the failure of the Second Lien Collateral Agent to take any action when required to do so.

          SECTION 3.06. Insurance and Condemnation Awards. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents and (c) third, if no Second Lien Obligations are outstanding, be paid to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in respect of any amounts that constitute Excess First Lien Loan Amounts, and, if none, be paid to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Collateral Agent in accordance with Section 4.02.

                                   ARTICLE IV

                                    Payments

          SECTION 4.01. Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or net proceeds thereof received by the First Lien Collateral Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Collateral Agent to the First Lien Obligations. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any net proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations.

          SECTION 4.02. Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any net proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section, which appointment is irrevocable and coupled with an interest.

          SECTION 4.03. Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the other Second Lien Secured Parties agree that any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section, which appointment is irrevocable and coupled with an interest.

                                    ARTICLE V

              Bailment for Perfection of Certain Security Interests

               (a) The First Lien Collateral Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any


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

such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent (such Collateral being referred to herein as the "Pledged or Controlled Collateral"), the First Lien Collateral Agent shall, solely for the purpose of perfecting the Second Priority Guaranty Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as gratuitous bailee for the Second Lien Collateral Agent.

               (b) For purposes of this Article, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee in accordance with this Article V. Without limiting the foregoing, the First Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.

               (c) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the First Lien Collateral Agent shall deliver any notices (including, without limitation, notices to appropriate parties, that the First Lien Collateral Agent has ceased to be the "Controlling Party" and notices of termination pursuant to control agreements) and take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral or as directed by a court of competent jurisdiction. Until the Second Lien Collateral Agent obtains, for the benefit of the Second Lien Secured Parties, a first priority secured interest in the Pledged or Controlled Collateral pursuant to this section, the First Lien Collateral Agent, for itself and on behalf of each other First Lien Secured Party, hereby appoints the Second Lien Collateral Agent, and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each First Lien Secured Party for the limited purpose of carrying out the provisions of this Section and taking any action and executing any instrument that the Second Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section, which appointment is irrevocable and coupled with an interest.

               (d) In the event that any Second Lien Secured Party takes possession of or has "control" (as such term is used in the Uniform Commercial Code as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such

Second Lien Secured Party shall be deemed to be holding such Collateral as representative for the Second Lien Secured Parties solely for purposes of perfection of its Lien under the Uniform Commercial Code; provided that such Second Lien Secured Party shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Secured Parties and, each First Lien Secured Party hereby waives and releases the Second Lien Secured Parties from all claims and liabilities arising pursuant to its role as such representative, except for claims and liabilities arising from gross negligence or willful misconduct as finally determined pursuant to a final order of a court of competent jurisdiction.

               (e) It is understood and agreed that this Section 5 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 5 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

                                   ARTICLE VI

                      Insolvency or Liquidation Proceedings

          SECTION 6.01. Finance and Sale Matters. (a) Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured
Parties:

                    (i) will not oppose or object to the use of any Collateral constituting "Cash Collateral" under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

                    (ii) will not oppose or object to any post-petition financing, whether provided by any of the First Lien Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a "DIP Financing"), or the Liens securing any DIP Financing ("DIP Financing Liens"), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Guaranty Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction;

                    (iii) except to the extent permitted by paragraph (c) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of Cash Collateral, DIP Financing or DIP Financing Liens; and

                    (iv) subject to Section 3.04, will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Guaranty Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition, provided that (A) the Second Lien Secured Parties shall be entitled to a second priority Lien with respect to the net proceeds of such sale subject to the terms and conditions of this Agreement and (B) all amounts received by the First Lien Secured Parties shall be applied to permanently reduce the First Lien Obligations.

               (b) To the extent that post-petition financing will be provided by any of the First Lien Secured Parties, the First Lien Secured Parties shall provide five (5) Business Days notice of such financing to the Second Lien Secured Parties prior to the entry of any order (interim or final) approving such financing.

               (c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence and Section 6.04 hereof, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Guaranty Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the secured parties under any DIP Financing, shall be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Guaranty Lien as security for the First Lien Obligations and for such DIP Financing.

               (d) Notwithstanding the foregoing, the applicable provisions of
Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent the sum of (i) the aggregate principal amount of such DIP Financing plus (ii) the aggregate amount of the pre-petition First Lien Obligations (to the extent they are not included in such DIP Financing) does not exceed the sum of (A) the aggregate amount of the pre-petition First Lien Obligations plus (B) $15,000,000.

               (e) Notwithstanding anything to the contrary herein, the Second Lien Secured Parties may object, on grounds other than lack of adequate protection, to any term of any DIP Financing or cash collateral arrangement that
(i) compels the First Lien Borrower to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing or cash collateral documentation or the order approving same, or (ii) requires the liquidation of all or substantially all of the Collateral prior to a default under the DIP Financing or cash collateral documentation or the order approving same.

          SECTION 6.02. Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Guaranty Lien.

          SECTION 6.03. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

          SECTION 6.04. Post-Petition Interest. (a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for the cash payment in any Insolvency or Liquidation Proceeding of First Lien Obligations of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Guaranty Liens on the Collateral).

               (b) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for the cash payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations of post-petition interest at the contract rate (or the default rate to the same extent First Lien Secured Parties are paid at such default rate), fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

          SECTION 6.05. Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

          SECTION 6.06. Certain Voting Matters. Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding. Except as provided in this Section, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Collateral Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

                                   ARTICLE VII

                                Other Agreements

          SECTION 7.01. Matters Relating to Loan Documents, (a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreement may be Refinanced, in each case without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Required Lenders, no such amendment, supplement, modification or Refinancing (or successive amendments, supplements, modifications or Refinancings) shall (i) contravene any provision of this Agreement, (ii) increase by more than $10,000,000 the aggregate principal amount of Indebtedness then outstanding under the First Lien Loan Documents, (iii) charge any additional fee (other than fees set forth in the First Lien Loan Documents on the date hereof and customary and amendment fees, administrative fees and servicing fees) in lieu of increasing the interest rate margins in a manner expressly intended to, and having the effect of, violating the foregoing limitation on increasing the interest rate margins, (iv) increase the "Applicable Percentage" or similar component of the interest rate under the First Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (iv) extend the scheduled maturity date of the Indebtedness under the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Indebtedness under the Second Lien Credit Agreement and provided further that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement or (v) contravene the provisions of this Agreement.

               (b) Until the Discharge of First Lien Obligations, no Second Lien Loan Document may be amended, supplemented or otherwise modified, or entered into without the prior written consent of the First Lien Required Lenders, to the extent such amendment, supplement or modification, or the terms of such new Second Lien Loan Document, would (i) contravene the provisions of this Agreement, (ii) increase the "Applicable Percentage" or similar component of the interest rate under the Second Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (iii) charge any additional fee (other than fees set forth in the Second Lien Loan Documents on the date hereof and customary and amendment fees, administrative fees and servicing fees) in lieu of increasing the interest rate margins in a manner expressly intended to, and having the effect of, violating the foregoing limitation on increasing the interest rate margins, (iv) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Loan Documents, (v) change any default or event of default provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (vi) change the put, redemption, prepayment or defeasance provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (vii) add to the Second Lien Guaranty Collateral other than as specifically provided by this Agreement or (viii) otherwise materially increase the obligations of the Second Lien Borrower or the other Loan Parties or confer additional rights on the Second Lien Secured Parties in a manner adverse to the First Lien Secured Parties. As an intercreditor agreement only and without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreement (including any covenants therein that may restrict such Refinancings), Indebtedness under the Second Lien Loan Documents may be Refinanced if (A) the terms and conditions of such Refinancing Indebtedness are no less favorable in the aggregate to the First Lien Borrower and the other Loan Parties and to the First Lien Secured Parties than the terms and conditions of the Indebtedness then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement and (C) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

               (c) Each of the First Lien Borrower, the Second Lien Borrower and the Second Lien Collateral Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Collateral Agent, which approval shall not be unreasonably withheld or delayed. Each of the First Lien Borrower, the Second Lien Borrower and the Second Lien Collateral Agent further agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of the Liens created by such Second Lien Mortgage to the Liens created by the First Lien Security Document covering such Collateral pursuant to this Agreement.

               (d) In the event that the First Lien Collateral Agent or the other First Lien Secured Parties and the applicable Grantor enter into any amendment, modification, waiver or consent in respect of any of the First Lien Security Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Collateral Agent, the Second Lien Borrower or any other Grantor; provided that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Second Priority Guaranty Liens or release any such Liens or guarantees, except to the extent that such release is permitted or required by Section 3.05 and provided that there is a concurrent release of the corresponding First Priority Liens or guarantees, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Collateral Agent without its prior written consent or (C) permit Liens on the Collateral (other than DIP Financing Liens) which are not permitted under the terms of the Second Lien Loan Documents and (ii) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Collateral Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

          SECTION 7.02. Effect of Refinancing of Indebtedness under First Lien Loan Documents. If, substantially contemporaneously with the Discharge of First Lien Obligations, the First Lien Borrower Refinances Indebtedness outstanding under the First Lien Loan Documents and provided that (a) such Refinancing is permitted hereby and (b) the First Lien Borrower gives to the Second Lien Collateral Agent written notice (the "Refinancing Notice") electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement,
(ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the "New First Lien Obligations") shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the "New First Lien Loan Documents") shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement and (iv) the collateral agent under the New First Lien Loan Documents (the "New First Lien Collateral Agent") shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the First Lien Borrower or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The First Lien Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Guaranty Lien on such assets to secure the Second Lien Obligations.

          SECTION 7.03. No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

          SECTION 7.04. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

          SECTION 7.05. Further Assurances. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, the First Lien Borrower and the Second Lien Borrower, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

                                  ARTICLE VIII

                         Representations and Warranties

          SECTION 8.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

               (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

               (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

          SECTION 8.02. Representations and Warranties of Each Collateral Agent. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as the case may be, to enter into this Agreement.

                                   ARTICLE IX

                No Reliance; No Liability; Obligations Absolute

          SECTION 9.01. No Reliance; Information. Each Collateral Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that
(a) such Secured

Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, as the case may be, any information relating to the First Lien Borrower, Alaska Holdings, the Second Lien Borrower or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Obligations, that is known or becomes known to any of them or any of their Affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation
(i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

          SECTION 9.02. No Warranties or Liability. (a) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Secured Parties will be entitled to manage and supervise their loans and extensions of credit. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

               (b) The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

               (c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

          SECTION 9.03. Obligations Absolute. The Lien priorities provided for herein and the rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

               (a) any lack of validity or enforceability of any Loan Document;

               (b) any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01(a), the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

               (c) any release of any security interest or any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

               (d) the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or Guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any Guarantee securing any First Lien Obligations or Second Lien Obligations; or

               (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the First Lien Borrower, the Second Lien Borrower or any other Loan Party in respect of the First Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

                                    ARTICLE X

                                  Miscellaneous

          SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

               (a) if to the First Lien Borrower or any other Grantor, to it at 111 West Ocean Boulevard, Suite 1240, Long Beach, California 90802, Attention of Darren Katic, President (Fax No. (562) 628-1536; e-mail dkatic@pacenergy.com), with a copy to Rutan &

Tucker, LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626, Attention of James B. O'Neal, Esq. (Fax No. (714) 546-9035;
e-mailjoneal@rutan.com);

               (b) if to the Second Lien Borrower, to Pacific Energy Alaska Operating LLC, at 111 West Ocean Boulevard, Suite 1240, Long Beach, California 90802, Attention of Darren Katic, President (Fax No. (562) 628-1536; e-mail dkatic@pacenergy.com), with a copy to Rutan & Tucker, LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626, Attention of James B. O'Neal, Esq. (Fax No. (714) 546-9035; e-mailjoneal@rutan.com);

               (c) if to the First Lien Collateral Agent, to J. Aron & Company, at 85 Broad Street, New York, New York, 10004, Attention of Steven Bunkin, (Fax No. (212) 428-3675; email steven.bunkin@gs.com), with a copy to J. Aron & Company, at 1 New York Plaza, New York, New York, 10004, Attention of Margaret Vaden, (Fax No. (212) 428-3675 email Margaret.vaden@gs.com); with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, 10022, Attention Marc Hanrahan (Fax No. (212) 751-4863 email marc.hanrahan@lw.com); and

               (d) if to the Second Lien Collateral Agent, Silver Point Finance, LLC (Borrowings, Paydowns, Interest, Fees, Rate Settings) 2 Greenwich Plaza, Greenwich, Connecticut 06830, Attention Tim Skoufis (Fax No. (203) 286-2139; e-mail bladmin@silverpointcapital.com); with a copy to Silver Point Finance, LLC (Financials, Credit Agreements, Amendments, Waivers, Compliance) 2 Greenwich Plaza, Greenwich, Connecticut 06830, Attention Melanie Gargliardo (Fax No. (203) 542-4550; e-mail creditadmin@silverpoint capital.com); with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attention Seth E. Jacobson (Fax No. (312) 407-8511; e-mail sejacobs@skadden.com).

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01. As agreed to between the First Lien Borrower, the Second Lien Borrower, Alaska Holdings, the First Lien Collateral Agent and the Second Lien Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

          SECTION 10.02. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

          SECTION 10.03. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

          SECTION 10.04. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10.05. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent; provided that no such agreement shall amend, modify or otherwise adversely affect the rights or obligations of any Grantor without such person's prior written consent.

          SECTION 10.06. Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the First Lien Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Collateral Agent delivers any such payment to the Second Lien Collateral Agent.

          SECTION 10.07. Applicable Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or

Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or in any such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

          SECTION 10.09. Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other person shall have or be entitled to assert rights or benefits hereunder. Each First Lien Secured Party and Second Lien Secured Party agrees that any party that consummates a refinancing, renewal or replacement of any Obligations permitted by the Documents at such time may rely on and enforce this Agreement. Each First Lien Secured Party and Second Lien Secured Party further agrees that it will, at the request of any other First Lien Secured Party or Second Lien Secured Party, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates such permitted refinancing, renewal or replacement of any Obligations; provided, that the failure of such other First Lien Secured Party or Second Lien Secured Party to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

          SECTION 10.10. Specific Performance. The First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

          SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 10.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. Nothing in this Agreement shall apply to the Second Lien Agent or the Second Lien Secured Parties in their capacity as holders of debt or equity under documentation not subject to this Agreement. Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

                                        PACIFIC ENERGY RESOURCES LTD.,
                                        as First Lien Borrower


                                           by /s/ Darren Katic
                                              ----------------------------------
                                              Name: Darren Katic
                                              Title: President


                                        PACIFIC ENERGY ALASKA OPERATING LLC,
                                        as Second Lien Borrower


                                           by /s/ Darren Katic
                                              ----------------------------------
                                              Name: Darren Katic
                                              Title: President


                                        PACIFIC ENERGY ALASKA HOLDINGS, LLC,
                                        as Alaska Holdings


                                           by /s/ Darren Katic
                                              ----------------------------------
                                              Name: Darren Katic
                                              Title: President

                   [Signature Page to Intercreditor Agreement]

                                        SILVER POINT FINANCE, LLC, as the
                                        Second Lien Collateral Agent,


                                           by /s/ Richard Petrilli
                                              ----------------------------------
                                              Name: Richard Petrilli
                                              Title: Authorized Signatory


                                           by
                                              ----------------------------------
                                              Name:
                                              Title:

                  [Signature Page to Intercreditor Agreement]

                                        J. ARON & COMPANY, as the First Lien
                                        Collateral Agent,


                                           by /s/ Donna Mansfield
                                              ----------------------------------
                                              Name: Donna Mansfield
                                              Title: Attorney In Fact

                  [Signature Page to Intercreditor Agreement]

                                                                         ANNEX I

Provision for the Second Lien Credit Agreement

"Reference is made to the Intercreditor Agreement. Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) acknowledges and agrees to J. Aron & Company acting as the Administrative Agent and Collateral Agent, (c) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no action contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Agent to enter into the Intercreditor Agreement as collateral agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Secured Parties to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such First Lien Secured Parties are intended third party beneficiaries of such provisions."

Provision for the Second Lien Security Documents

"Reference is made to the Intercreditor Agreement dated as of August 24, 2007 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Pacific Energy Resources Ltd., Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, J. Aron & Company, as the First Lien Collateral Agent (as defined therein) and Silver Point Finance LLC, as the Second Lien Collateral Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control."